Exhibit 4.2

4.750% NOTES DUE 2010
FIRST SUPPLEMENTAL INDENTURE
among
BAXTER FINCO B.V.,
as Issuer
and
BAXTER INTERNATIONAL INC.,
as Guarantor
and
J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee
Dated as of October 5, 2005

TABLE OF CONTENTS

		Page
ARTICLE 1
Definitions

Section 1.01.	Definition of Terms.	1

ARTICLE 2
The Notes

Section 2.01.	Designation.	4
Section 2.02.	Principal Amount; Series Treatment	4
Section 2.03.	Maturity.	4
Section 2.04.	Interest; Additional Amounts	5
Section 2.05.	Form of Notes and Guarantee	5
Section 2.06.	Restrictive Legends	6
Section 2.07.	Transfer Restrictions	7
Section 2.08.	Transfers and Exchanges	8
Section 2.09.	Additional Interest	8

ARTICLE 3
Redemption Of The Notes

Section 3.01.	Optional Redemption by Company	8

ARTICLE 4
Execution Of The Notes

Section 4.01.	Execution; Certificates	9

ARTICLE 5
Miscellaneous

Section 5.01.	No Resales by Affiliates	9
Section 5.02.	Ratification of Indenture	9
Section 5.03.	Trustee Not Responsible for Recitals	9
Section 5.04.	Governing Law	9
Section 5.05.	Separability	9
Section 5.06.	Counterparts	9

-i-

     FIRST SUPPLEMENTAL INDENTURE, dated as of October 5, 2005 (the “Supplemental Indenture”), among Baxter Finco B.V., a private company with limited liability organized under the laws of The Netherlands (the “Company”), Baxter International Inc., a Delaware corporation and indirect parent company of the Company (the “Guarantor”), and J.P. Morgan Trust Company, National Association, a national banking association, as Trustee, under the Indenture, dated as of October 5, 2005 (the “Indenture”), among the Company, the Guarantor and the Trustee.
     WHEREAS, the Company and the Guarantor executed and delivered the Indenture to the Trustee to provide for, among other things, the issuance from time to time of the Company’s debt securities in one or more series as might be authorized under the Indenture;
     WHEREAS, the Indenture provides that the Company, the Guarantor and the Trustee may enter into an indenture supplemental to the Indenture to establish the form and terms of any series of Securities (as defined in the Indenture) as provided by Sections 2.01 and 3.01 of the Indenture;
     WHEREAS, the Board of Directors of the Company has duly adopted resolutions authorizing the Company to issue the Securities provided for in this Supplemental Indenture;
     WHEREAS, the Board of Directors of the Guarantor has duly adopted resolutions authorizing the Guarantor to issue the Parent Guarantee (as defined in the Indenture) provided for in this Supplemental Indenture;
     WHEREAS, the Company and the Guarantor desire to enter into this Supplemental Indenture to provide for the establishment of Securities of a Guaranteed Series (as defined in the Indenture) to be known as the 4.750% Notes due 2010 (the “Notes”), the form, substance, terms, provisions and conditions of which shall be set forth in the Indenture and this Supplemental Indenture;
     WHEREAS, the Company and the Guarantor have requested that the Trustee execute and deliver this Supplemental Indenture and satisfy all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, (ii) the Securities provided for hereby, when executed and delivered by the Company and authenticated by the Trustee, the valid obligations of the Company and (iii) the Parent Guarantee provided for hereby, when executed and delivered by the Guarantor and appended to the Notes, the valid obligations of the Guarantor:
     NOW THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes and the Parent Guarantee endorsed thereon:
ARTICLE 1
Definitions
     Section 1.01. Definition of Terms.
     Unless the context otherwise requires:

     (a) a term defined in the Indenture has the same meaning when used in this Supplemental Indenture unless the definition of such term is amended and supplemented pursuant to this Supplemental Indenture;
     (b) a term defined anywhere in this Supplemental Indenture has the same meaning throughout;
     (c) the singular includes the plural and vice versa;
     (d) a reference to a Section or Article is to a Section or Article of this Supplemental Indenture;
     (e) headings are for convenience of reference only and do not affect interpretation;
     (f) the following terms have the meanings given to them in this Section 1.01(f):
     “Additional Interest” means Additional Interest as defined in the Registration Rights Agreement.
     “Closing Date” means October 5, 2005.
     “Clearstream” means Clearstream Banking SA.
     “Company” shall have the meaning set forth in the first paragraph hereof.
     “Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes. The Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
     “Euroclear” means Euroclear Bank S.A./N.V., and its successors or assigns, as operator of the Euroclear system.
     “Exchange Guarantee” means the guarantee by the Guarantor of the Company’s obligations under the Exchange Notes containing terms identical in all material respects to the Initial Guarantee.
     “Exchange Offer” means the exchange offer by the Company of the Exchange Notes for the Initial Notes and the exchange offer by the Guarantor of the Exchange Guarantee for the Initial Guarantee, in each case pursuant to the Registration Rights Agreement.
     “Exchange Offer Registration Statement” means a registration statement relating to an Exchange Offer as provided for, and in accordance with, the Registration Rights Agreement, including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     “Exchange Notes” means the Notes of the Company to be offered to Holders in exchange for the Initial Notes pursuant to the Exchange Offer or otherwise pursuant to a Registration of the Exchange Notes containing terms identical to the Notes for which they are exchanged (except that (i) interest thereon shall accrue from the last date on which interest was paid on the corresponding series of Notes or, if no such interest has been paid, from the first date that the corresponding series of Notes was originally issued under the Indenture as supplemented by this Supplemental Indenture, (ii) the provisions relating to Additional Interest (other than any Additional Interest accrued through that date of issuance of such Exchange Notes) will be eliminated and (iii) the Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend).
     “Global Note” shall have the meaning set forth in Section 2.05(b).
     “Guarantor” shall have the meaning set forth in the first paragraph hereof.
     “Initial Guarantee” means the Parent Guarantee issued by the Guarantor in respect of any Initial Notes.
     “Initial Notes” means (i) all Notes issued on the first date that Notes were originally issued under this Supplemental Indenture, (ii) any additional Notes issued under Section 2.02 in any offering not registered under the Securities Act and (iii) any Notes issued in replacement therefor, but not including any Exchange Notes issued in exchange therefor.
     “Notes” shall have the meaning set forth in the recitals above and shall include any Global Note.
     “Offshore Global Note” shall have the meaning set forth in Section 2.05(b) hereof.
     “Registration” means a registered exchange offer for the Initial Notes and the Initial Guarantee by the Company and the Guarantor or other registration of the Initial Notes and the Initial Guarantee under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of October 5, 2005, among the Company, the Guarantor and Deutsche Bank Securities Inc., Goldman, Sachs & Co., ABN AMRO Incorporated, BNP Paribas Securities Corp. and Wachovia Capital Markets, LLC.
     “Registration Statement” means the Registration Statement pursuant to and as defined in the Registration Rights Agreement.
     “Regulation S” means Regulation S under the Securities Act.
     “Regulation S Certificate” means a certificate substantially in the form of Exhibit C hereto.
     “Restricted Legend” means the “restricted legends” referred to in Section 2.06(a) with respect to the U.S. Global Note and the Offshore Global Note.

     “Rule 144A” means Rule 144A under the Securities Act.
     “Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit B hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.
     “U.S. Global Note” shall have the meaning set forth in Section 2.05(b) hereof.
ARTICLE 2
The Notes
     Section 2.01. Designation.
     The Company hereby establishes a Rule 144A Guaranteed Series of Securities designated the “4.750% Notes due 2010” for issuance under the Indenture.
     Section 2.02. Principal Amount; Series Treatment.
     (a) The Notes shall be initially limited to an aggregate principal amount of $500,000,000. The Company may, from time to time, without the consent of the Holders of the outstanding Notes, issue additional Notes, so that such additional Notes and the outstanding Notes shall be consolidated together and form a single series of Securities under the Indenture as supplemented by this Supplemental Indenture.
     (b) Any additional Notes issued under Section 2.02(a) shall have the same terms in all respects as the corresponding series of Notes, except that interest will accrue on the additional Notes from the most recent date to which interest has been paid on the Notes of such series (other than the additional Notes) or if no interest has been paid on the Outstanding Notes of such series from the first date that the Outstanding Notes were originally issued under the Indenture, as supplemented by this Supplemental Indenture.
     (c) For all purposes of the Indenture and this Supplemental Indenture, all Notes, whether Initial Notes, Exchange Notes or additional Notes issued under Section 2.02(a), shall constitute one series of Securities and shall vote together as one series of Securities.
     (d) The Notes shall be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.
     Section 2.03. Maturity.
     The Notes will become due and payable on October 15, 2010.

     Section 2.04. Interest; Additional Amounts. The Notes will bear interest at the rate of 4.750% per annum from October 5, 2005 until the principal thereof becomes due and payable or to the date of redemption (if any) of the Notes, such interest to be payable semi-annually on April 15 and October 15 of each year, commencing, in the case of the Initial Notes or any additional Notes issued prior to such date, on April 15, 2006. Additional Amounts on the Notes shall be payable subject to the terms and conditions set forth in the form of Exhibit A hereto.
     Section 2.05. Form of Notes and the Parent Guarantee.
     (a) The Notes shall contain the terms set forth in, and shall be substantially in the form of, Exhibit A hereto, provided that Exchange Notes (i) shall contain the alternative ninth paragraph appearing on the reverse of the Notes as set forth on Exhibit A and (ii) shall not contain the Restricted Legend or the eighth paragraph appearing on the reverse of the Notes as set forth on Exhibit A. The terms and provisions contained in the form of Notes set forth in Exhibit A shall constitute, and are hereby expressly made, a part of the Indenture, as supplemented by this Supplemental Indenture.
     Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the Authorized Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, as supplemented by this Supplemental Indenture, or as may be required by the Depositary or as may be required for the Initial Notes to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or Regulation S or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.
     (b) So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated herein, all of the Notes shall be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary.
     Initial Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A (the “U.S. Global Notes”), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.
     Initial Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent Global Securities in registered form substantially in the form set forth in Exhibit A (the “Offshore Global Notes”), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Offshore Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.
     The U.S. Global Notes and the Offshore Global Notes are collectively referred to herein as the “Global Notes.” The transfer and exchange of beneficial interests in any such Global Notes shall be effected through the Depositary in accordance with the Indenture and the applicable procedures of the Depositary. Except as provided in the Indenture, beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Note.
     Any Global Note shall represent such of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon and that the aggregate amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in such manner and upon instructions given by the Holder of such Notes in accordance with the Indenture and this Supplemental Indenture. Payment of principal of and interest and premium, if any, on any Global Note shall be made to the Holder of such Note.
     (c) Each Note, including any Global Note, shall have a Parent Guarantee in the form of Exhibit D endorsed thereon.
     Section 2.06. Restrictive Legends. (a) Except as otherwise provided in paragraph (b) below, each U.S. Global Note and each Offshore Global Note shall bear the restricted legends (the “Restricted Legends”) as set forth in the form of Exhibit A hereto on the face thereof.
     (b) In the case that (i) the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that any Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of such Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or (ii) an Initial Note is (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) exchanged for an Exchange Note, the Company may instruct the Trustee to cancel such Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction. If a Note to be reissued under this Section 2.06(b) without a Restricted Legend is represented by a Global Note bearing the Restricted Legend, the principal amount of the legended Global Note shall be reduced by the principal amount of the Note to be reissued without the Restricted Legend and the principal amount of a Global Note without the Restricted Legend of the appropriate series of Securities shall be increased by an equal principal amount. If a Global Note without the Restricted Legend of the appropriate series of Securities is not then outstanding, the Company shall execute and the

Trustee shall authenticate and deliver a Global Note of the appropriate series of Securities without the Restricted Legend to the Depositary.
     Section 2.07. Transfer Restrictions. (a) By its acceptance of any Note bearing the Restricted Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Supplemental Indenture and in the Restricted Legend and agrees that it will transfer such Note only as provided in this Supplemental Indenture and the Restricted Legend. The Company and the Trustee as Security Registrar for the Notes shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Supplemental Indenture and the Restricted Legend. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Trustee as Security Registrar for the Notes or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Trustee shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.
     The transfer or exchange of a beneficial interest in an Offshore Global Note for a beneficial interest in a U.S. Global Note may only be made upon receipt by the Trustee of a duly completed Rule 144A Certificate.
     The transfer or exchange of a beneficial interest in a U.S. Global Note for a beneficial interest in an Offshore Global Note may only be made upon receipt by the Trustee of a duly completed Registration S Certificate.
     During the 40–day “distribution compliance period” within the meaning of Regulation S, beneficial interests in an Offshore Global Note shall be held through the Depositary only through Euroclear and Clearstream, and their respective direct and indirect participants.
     The Trustee shall retain copies of all letters, notices and other written communications received pursuant to the Indenture or this Section 2.07(a). The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.
     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture, this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among members of, or participants in, the Depositary or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, as supplemented by this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     (b) The following provisions shall apply only to Global Notes:

     (i) Each Global Note authenticated under this Supplemental Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Trustee if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, and each such Global Note shall constitute a single Note for all purposes of the Indenture and this Supplemental Indenture.
     (ii) Notwithstanding any other provision in this Supplemental Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof except as provided in Section 3.05 of the Indenture. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.
     (iii) Securities issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) above shall be issued pursuant to Section 3.05 of the Indenture.
     (iv) At such time as all interests in a Global Note have been redeemed, repurchased, converted, canceled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Trustee. At any time prior to such cancellation, if any interest in a Global Note is redeemed, repurchased, converted, canceled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Trustee, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee, at the direction of the Trustee, to reflect such reduction.
     Section 2.08. Transfers and Exchanges. The Notes shall be transferred and exchanged by the Holders thereof and the Trustee in accordance with the terms and conditions set forth in Section 3.05 the Indenture.
     Section 2.09. Additional Interest.
     If a Registration Default (as defined in the Registration Rights Agreement) occurs with respect to a series of Notes, the interest rate borne by the Notes of such series shall be increased as provided in the Registration Rights Agreement.
ARTICLE 3
Redemption Of The Notes
     Section 3.01. Optional Redemption by Company. The Notes may be redeemed at the option of the Company on the terms and conditions set forth in the form of Note set forth as Exhibit A.
ARTICLE 4
Execution Of The Notes

     Section 4.01. Execution; Certificates. The Notes and any Officers’ Certificate to be delivered under the Indenture in connection with the authentication and delivery of the Notes shall be executed and delivered as set forth in the Indenture.
ARTICLE 5
Miscellaneous
     Section 5.01. No Resales by Affiliates. Any Initial Note that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), is purchased or owned by the Company, the Guarantor or any affiliate thereof (within the meaning of Rule 144) may not be resold by the Company, the Guarantor or such affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Initial Note no longer being “restricted securities” (as defined under Rule 144).
     Section 5.02. Ratification of Indenture.
     The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.
     Section 5.03. Trustee Not Responsible for Recitals.
     The recitals herein contained are made by the Company and the Guarantor and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
     Section 5.04. Governing Law.
     This Supplemental Indenture, the Notes and any Parent Guarantee shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regards to principles of conflicts of law.
     Section 5.05. Separability.
     In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
     Section 5.06. Counterparts.
     This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

BAXTER FINCO B. V.

By:

Name:
Title:

BAXTER INTERNATIONAL INC.

By:

Name:
Title:

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

By:

Name:
Title:

EXHIBIT A
[FACE OF NOTE]
     [Unless and until a Security is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the U.S. Global Notes shall bear the restricted legend set forth below on the face thereof :]
[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF BAXTER FINCO B.V. THAT (A) THIS SECURITY MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO BAXTER FINCO B.V., (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE OFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE l44A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (5) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT, IN THE CASE OF CLAUSES (2), (4) OR (5), TO THE RECEIPT BY BAXTER FINCO B.V. OF AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE ACCEPTABLE TO BAXTER FINCO B.V. THAT SUCH OFFER, RESALE, PLEDGE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND THAT (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO HEREIN AND DELIVER TO THE TRANSFEREE (OTHER THAN A QUALIFIED INSTITUTIONAL BUYER) PRIOR TO THE SALE A COPY OF THE TRANSFER RESTRICTIONS APPLICABLE HERETO (COPIES OF WHICH MAY BE OBTAINED FROM THE TRUSTEE).
THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.]

     [Unless and until a Security is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the Offshore Global Notes shall bear the following restricted legend on the face thereof until at least the 41st day after the Closing Date:]
[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ACQUIRING THIS SECURITY, AGREES FOR BAXTER FINCO B.V. THAT NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS.
ANY OFFER, SALE, TRANSFER, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN WITHIN FORTY DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THIS SECURITY OR THE DATE OF CLOSING OF SUCH OFFERING MAY BE MADE ONLY IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO RULE 144A UNDER THE SECURITIES ACT.]
[Each Global Note shall bear the following legend:]
[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”) to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

CUSIP No.
ISIN
BAXTER FINCO B.V.
4.750% Note due 2010
Guaranteed by Baxter International Inc.

No. A-1	$[ ]
     Baxter Finco B.V., a private company with limited liability organized under the laws of The Netherlands (the “Company”), for value received, hereby promises to pay to Cede & Co. or registered assigns, at the office or agency of the Company in the City of New York, the principal sum of [                      ] DOLLARS ($[                      ]) on October 15, 2010, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on April 15 and October 15 of each year, commencing on April 15, 2006, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the April 15 or the October 15, as the case may be, next preceding the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on these Notes, in which case from October 5, 2005 until payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register or by wire transfer to an account maintained by the payee with a bank located in the United States.
     Notwithstanding the foregoing, if the date hereof is after the 1st day of October or April, as the case may be, and before the following April 15 or October 15, as the case may be, this Note shall bear interest from such April 15 or October 15; provided, that if the Company shall default in the payment of interest due on such April 15 or October 15, then this Note shall bear interest from the next preceding April 15 or October 15, to which interest has been paid or, if no interest has been paid on these Notes, from October 5, 2005. The interest so payable on any April 15 or October 15, will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the April 1 or October 1, as the case may be, preceding such April 15 or October 15. Interest on this Note will be calculated on the basis of a 360-day year of twelve 30-day months.
     Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

     IN WITNESS WHEREOF, Baxter Finco B.V. has caused this instrument to be duly executed on the date set forth below.
Dated:

BAXTER FINCO B.V.

By:

Name:
Title:

(FORM OF CERTIFICATION OF AUTHENTICATION)
CERTIFICATE OF AUTHENTICATION
     This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.
J.P. MORGAN TRUST COMPANY,
NATIONAL ASSOCIATION
     as Trustee
By:
     Authorized Signatory
Dated:

REVERSE OF NOTE
BAXTER FINCO B.V.
4.750% Note due 2010
Guaranteed by Baxter International Inc.
     This Note is one of a duly authorized issue of Securities of the Company of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of October 5, 2005, as supplemented by the First Supplemental Indenture, dated as of October 5, 2005 (both together herein called the “Indenture”), among the Company, Baxter International Inc., a Delaware corporation and indirect parent company of the Company (the “Guarantor”), and J.P. Morgan Trust Company, National Association, a national banking association, as trustee (herein called the “Trustee” which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders of the Securities. This Note is one of a Guaranteed Series of Securities of the Company designated as the 4.750% Notes due 2010 (the “Notes”), initially limited in aggregate principal amount of $500,000,000, subject to the issuance of additional Notes as provided in the Indenture. Terms used but not defined herein shall have the respective meanings set forth in the Indenture.
     If any interest payment date, maturity date or redemption date of this Note falls on a day that is not a Business Day, payment will be made on the next succeeding Business Day, and no interest will accrue for the period from and after the interest payment date, maturity date or redemption date, as the case may be, to the next succeeding Business Day. As used in this Note, the term “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in the City of New York.
     To secure the due and punctual payment of principal, premium, if any, and interest on, if any, and any Additional Amounts payable with respect to, this Note by the Company under the Indenture, when and as the same shall become due and payable, whether at maturity, upon acceleration, by call for redemption or otherwise in accordance with the terms of the Indenture, the Guarantor has unconditionally and irrevocably guaranteed this Note pursuant to the terms of the Parent Guarantee endorsed hereon (the “Parent Guarantee”) and pursuant to the terms set forth in the Indenture.
     The Indenture contains provisions for the defeasance at any time of the entire indebtedness of the Notes and the Parent Guarantee or certain covenants set forth in the Indenture applicable to the Notes upon compliance by the Company or the Guarantor of certain conditions set forth therein, which provisions apply to this Note.
     This Note is redeemable in whole or in part, at the option of the Company, at any time (an “Optional Redemption”), at a redemption price (the “Optional Redemption Price”) equal to the greater of:

     (i) 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to the redemption date, or
     (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 12.5 basis points, plus accrued interest thereon to the date of redemption.
     “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.
     “Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
     “Reference Treasury Dealers” means (1) Deutsche Bank Securities Inc. and its successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (“Primary Treasury Dealer”), the Company shall substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer, and (2) at the option of the Company, additional Primary Treasury Dealers selected by the Company.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. New York time on the third Business Day preceding such redemption date.
     Any redemption pursuant to the preceding paragraph will be made upon not less than 30 nor more than 60 days prior notice before the redemption date to the Holders, at the Optional Redemption Price. If the Notes are only partially redeemed by the Company pursuant to an Optional Redemption, the Notes will be redeemed by such method as the Trustee shall deem fair and appropriate and in accordance with the Indenture. In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

     This Note is redeemable in whole, but not in part, at the option of the Company, at any time (an “Optional Tax Redemption”), if
     (i) the Company would be required to pay Additional Amounts as a result of any change in the tax laws of The Netherlands that becomes effective on or after the date of issuance of this Note, or
     (ii) as a result of any change in any treaty affecting taxation to which The Netherlands, or a jurisdiction in which a successor to the Company is organized, is a party that becomes effective on or after the date of issuance of the Notes, the Guarantor would be required to deduct or withhold tax on any payment to the Company to enable it to make any payment of principal or interest, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to the redemption date. Any Optional Tax Redemption pursuant to the preceding paragraph will be made upon not less than 30 nor more than 60 days prior notice before the redemption date to the Holders. With respect to clauses (i) and (ii) above, however, the Company will not be permitted to redeem the Notes if it can avoid either the payment of Additional Amounts, or deductions or withholding, as the case may be, by using reasonable means available to it.
     [TO BE INCLUDED IN INITIAL NOTES, NOT EXCHANGE NOTES: In the event that a Registration Default (as defined in the Registration Rights Agreement) occurs, then the Company shall pay Additional Interest (as defined in the Registration Rights Agreement), in addition to the interest otherwise due hereon, to the Holder as provided in the Registration Rights Agreement.]
     [TO BE INCLUDED IN EXCHANGE NOTES: There shall also be payable in respect of this Note all Additional Interest (as defined in the Registration Rights Agreement) that may have accrued on the Note for which this Note was exchanged pursuant to the Exchange Offer, such Additional Interest to be calculated in accordance with the terms of such Note and payable at the same time and in the same manner as periodic interest on this Note.]
     If an Event of Default, with respect to the Notes shall have occurred and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect set forth in the Indenture.
     The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding of each series to be affected to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes subject to the limitations set forth in the Indenture. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of such series may on behalf of the Holders of all the Securities of such series waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on, or Additional Amounts with respect to, the Notes. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Company and the Guarantor, which are absolute and unconditional, to pay the principal of and any premium and interest on, and any Additional Amounts with respect to, this Note in the manner and at the respective times herein provided.
     The Notes are issuable in registered form without coupons in denominations of $100,000 and any multiple of $1,000 at the office or agency of the Trustee in the City of New York, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.
     There is no sinking fund for the retirement of the Notes.
     Upon due presentment for registration of transfer of this Note at the office or agency of the Trustee in the City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.
     Prior to due presentment for registration or transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the registered Holder hereof as the owner of this Note (whether or not this Note shall be overdue), for the purpose of receiving payment of the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and, any Additional Amounts with respect to, the Notes and for all other purposes, and neither the Company, the Guarantor nor the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be affected by any notice to the contrary.
     No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any past, present or future stockholder, employee, officer or director, as such, of the Company, the Guarantor, or of any predecessor or successor, either directly or through the Company, the Guarantor, or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.
     This Note is the senior unsecured obligation of the Company and will rank on a parity with all other senior unsecured unsubordinated indebtedness of the Company, including any other Securities issued under the Indenture. The Parent Guarantee is the senior unsecured obligation of the Guarantor and will rank equally with all other senior unsecured indebtedness of the Guarantor.
     This Security is a Global Security within the meaning of the Indenture and is registered in the name of the Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances as permitted by the Indenture and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

[FORM OF TRANSFER NOTICE]
     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.
By:
Date:

[THE FOLLOWING PROVISION TO BE INCLUDED
ON ALL NOTES OTHER THAN EXCHANGE NOTES]
     In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of a registered exchange offer for the Notes or other registration of the Notes under the Securities Act or (ii) two years (or such lesser period as may be provided in any amendment to Rule 144(k) under the Securities Act) after the later of the original issuance of this Note or the last date on which this Note was held by the Company or an affiliate of the Company, the undersigned confirms that without utilizing any general solicitation or general advertising that this Note is being transferred in accordance with its terms:
[Check One]

(1) [ ]	to the Company; or

(2) [ ]	pursuant to an effective registration statement under the Securities Act of 1933; or

(3) [ ]	to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4) [ ]	outside the United States in a transaction meeting the requirements of Regulation S under the Securities Act.

(5) [ ]	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof, provided, however, that if box (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.
     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an
executive officer

Schedule I
[Include as Schedule I only for a Global Note]
BAXTER FINCO B.V.
4.750% Notes due 2010
Guaranteed by Baxter International Inc.
No.

		Notation Explaining Principal	Authorized Signature of
Date	Principal Amount	Amount Recorded	Trustee or Custodian

EXHIBIT B
Form of Certificate to Be Delivered in
Connection with Transfers Pursuant to Rule 144A
                    , 200_
J.P. Morgan Trust Company, National Association
227 W. Monroe Street
Suite 2600
Chicago, Illinois 60606
Attention: Institutional Trust Services

Re:	Baxter Finco B.V. (the “Company”) 4.750% Notes due 2010
(the “Notes”)
Dear Sirs:
     This Certificate relates to:
     [CHECK A OR B AS APPLICABLE.]

[ ]	A. Our proposed purchase of $___principal amount of Notes issued under the Indenture.

[ ]	B. Our proposed exchange of $___principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.
     We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                     ,200_, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.
     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
Very truly yours,
[Name of Holder]
By:
     Authorized Signature

B-1

EXHIBIT C
Form of Certificate to Be Delivered in
Connection with Transfers Pursuant to Regulation S
                    , 200_
J.P. Morgan Trust Company, National Association
J.P. Morgan Trust Company, National Association
227 W. Monroe Street
Suite 2600
Chicago, Illinois 60606
Attention: Institutional Trust Services

Attention:

Re:	Baxter Finco B.V. (the “Company”) 4.750% Notes due 2010
(the “Notes”)
Dear Sirs:
     Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.
     [CHECK A OR B AS APPLICABLE.]
     [ ] A. This Certificate relates to our proposed transfer of $___principal amount of Notes issued under the Indenture. We hereby certify as follows:
1.	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.
2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.
3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

C-1

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.
5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the 40–day “distribution compliance period” within the meaning of Regulation S), or we are an officer or director of the Company or a Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.
     [ ] B. This Certificate relates to our proposed exchange of $___principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:
1.	At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act. You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
Very truly yours,
[Name of Transferee]
By:
     Authorized Signature

C-2

EXHIBIT D
GUARANTEE
     GUARANTEE, dated as of October 5, 2005 of BAXTER INTERNATIONAL INC., a corporation organized under the laws of Delaware (the “Guarantor”).
     The Guarantor, for value received, hereby agrees as follows for the benefit of the holders of record (the “Holders”) from time to time of the Securities hereinafter described:
     1. The Guarantor irrevocably guarantees payment in full, as and when the same becomes due and payable (whether at maturity, by declaration of acceleration, call for redemption, or otherwise), of the principal of, premium, if any, and interest, if any, on, and any Additional Amounts with respect to, the 4.750% Notes due 2010 (the “Securities”) issued by Baxter Finco B.V., a private company with limited liability organized under the laws of The Netherlands and an indirect wholly–owned subsidiary of the Guarantor (the “Issuer”), from time to time pursuant to the Indenture, dated as of October 5, 2005, as supplemented by the First Supplemental Indenture, dated as of October 5, 2005, as the same may be amended, supplemented or modified from time to time, among the Issuer, the Guarantor and J.P. Morgan Trust Company, National Association (collectively, the “Indenture”).
     2. The Guarantor’s obligations under this Guarantee shall be unconditional, irrespective of the validity or enforceability of any provision of the Indenture or the Securities.
     3. This Guarantee is a guaranty of the due and punctual payment (and not merely of collection) of the principal of, premium, if any, and interest, if any, on, and any Additional Amounts with respect to, the Securities by the Issuer and shall remain in full force and effect until all amounts have been validly, finally and irrevocably paid in full, and shall not be affected in any way by any circumstance or condition whatsoever, including without limitation (i) the absence of any action to obtain such amounts from the Issuer, (ii) any variation, extension, waiver, compromise or release of any or all of the obligations of the Issuer under the Indenture or the Securities or of any collateral security therefor (provided, however, that no such variation, extension, waiver, compromise or release shall, without the consent of the Guarantor, increase the principal amount of such Securities, or increase the interest rate thereon, or change any redemption provisions thereof (including any change to increase any premium payable upon redemption thereof), or change the stated maturity thereof) or (iii) any change in the existence or structure of, or the bankruptcy or insolvency of, the Issuer or by any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. The Guarantor waives all requirements as to diligence, presentment, demand for payment, protest and notice of any kind with respect to the Indenture and the Securities.
     4. In the event of a default in payment of principal of, or premium, if any, or interest, if any, on, and any Additional Amounts with respect to, any Securities, the Holders of such Securities may institute legal proceedings directly against the Guarantor to enforce this Guarantee without first proceeding against the Issuer.

D-1

     5. This Guarantee shall remain in full force and effect until the date upon which the entire principal of, premium, if any, and interest, if any, on, and any Additional Amounts with respect to, the Securities have been, or have been deemed pursuant to the provisions of Article XIII of the Indenture to have been, paid in full or otherwise discharged; provided, however, that this Guarantee shall be reinstated if at any time any payment by the Issuer of the principal of, or premium, if any, or interest, if any, on, or any Additional Amounts with respect to, the Securities, in whole or in part, is rescinded or must otherwise be returned by the Holder upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.
     6. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of laws.
     7. (a) The Guarantor hereby irrevocably accepts and submits to the non-exclusive jurisdiction of the United States federal courts located in the Borough of Manhattan.
          (b) The Guarantor hereby irrevocably designates, appoints and empowers CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, service for any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in the courts listed in Section 7(a) hereof which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts, with respect to any action, suit or proceeding in connection with or arising out of this Guarantee. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Guarantor agrees to designate a new designee, appointee and agent in the City of New York on the terms and for the purposes of this Section 7. The Guarantor further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the agent for service of process referred to in this Section 7 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified airmail, postage prepaid, to it at its address specified in or designated pursuant to this Guarantee. The Guarantor agrees that the failure of any such designee, appointee and agent to give any notice of such service to the Guarantor shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Holders of any Securities to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the undersigned or bring actions, suits or proceedings against the undersigned in such other jurisdictions, and in such other manner, as may be permitted by applicable law. The Guarantor hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Guarantee brought in the courts listed in Section 7(a) and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

D-2

     8. The Guarantor shall be subrogated to all rights of the Holders of the Securities against the Issuer in respect of any amounts paid by the Guarantor on account of such Securities pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, and premium, if any, and interest, if any, on such Securities shall have been paid in full.
     IN WITNESS WHEREOF, Baxter International Inc. has caused this instrument to be duly executed on the date set forth below.
Dated:
BAXTER INTERNATIONAL INC.
By:
Name:
Title:

D-3